EXHIBIT 99.1

[DEVON LOGO]	20 North Broadway	Telephone: (405) 235-3611
	Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750

DEVON ANNOUNCES RESIGNATION OF PRESIDENT JAMES HACKETT

OKLAHOMA CITY – December 3, 2003 – Devon Energy Corporation (AMEX: DVN, TSX: NSX) announced today the resignation of James T. Hackett, president and chief operating officer. Mr. Hackett is leaving Devon to become chief executive officer of Anadarko Petroleum Corp.

Mr. Hackett joined Devon in April 2003 in conjunction with Devon’s merger with Ocean Energy, Inc. He had been Ocean’s chairman and chief executive officer and was instrumental in integrating the two companies following the merger.

“I am deeply appreciative of Jim’s contribution to Devon,” said J. Larry Nichols, chairman and chief executive officer. “His perspective and support leading up to the merger and his enthusiastic efforts during the integration were invaluable. I wish Jim the very best in his new position.”

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For additional information visit www.devonenergy.com.